Exhibit 10.16
Litigation Agreement between the Company and Ken Blum, Sr., Ken Blum, Jr., and Alan Cohn

          Liabilities associated with the suit by United HealthCare, Inc. ("United") against Ken Blum and Avesis Incorporated ("Avesis") and counterclaims by Mr. Blum against United, as well as any future suit initiated by United based upon the FOP contract, will be handled as follows:

1. Avesis will pay for legal fees and expenses, settlements, and judgments incurred by it and/or Mr. Blum in connection with the United litigation and Mr. Blum's counterclaims against United, but only to the extent of 100% of the gross margin earned by Avesis on D.C. Fraternal Order of Police ("FOP") collected revenues (including revenues from the current FOP contract and any future contract(s) between Avesis and the FOP arising from NHE efforts) plus 33 1/3% of all of the net pretax profits of Avesis during any fiscal year in which the litigation continues, whether or not derived from FOP business (as determined based on Avesis' audited financial statements) ("net profits"). "Gross margin" for this purpose is defined as collected revenue from FOP contracts less all incremental expenses paid by Avesis as a result of FOP contracts.

2. To the extent that collected gross margins on FOP business plus 33 1/3% of net profits are inadequate to cover legal fees and expenses, settlements and/or judgments which may be owing from time to time by Mr. Blum and/or Avesis, such amounts will. be advanced by Mr. Blum. Avesis will indemnify Mr. Blum for amounts paid by Mr. Blum pursuant to this paragraph, but only to the extent of gross margin earned by Avesis on FOP business from time to time thereafter plus 33 1/3% of net profits.

3. Commissions on FOP business will be deferred by NHE (except for fees and commissions payable to M. Levitt and M. Reamer) until the litigation is finally resolved. They will ultimately be payable only if, when, and to the extent that Avesis has recovered all of its legal costs hereunder and has gross profit on the FOP business after such recovery.

4. Should Mr. Blum make a recovery from counterclaims pursued against United, he will first recoup his own unreimbursed outlays, if any, for the United litigation and the counterclaims, next will reimburse Avesis for any unreimbursed outlays made by it, and then will keep one-half of any surplus and the balance will be paid to Avesis.

          Lest there be any misunderstanding, the net effect of the above is that Avesis' exposure under the United litigation is limited to its realized and collected gross margins on FOP revenues plus 33 1/3% of its net profits.

          It is agreed and understood that representation of Avesis and Mr. Blum initially shall be handled jointly by Quarles & Brady and Kramon & Graham, P.A., provided that this agreement shall be revisited if joint representation is deemed undesirable as the litigation develops. All parties waive any applicable conflicts of interest as necessary to permit the joint representation.

          This letter shall govern the rights of NHE, Ken Blum, Jr., and Alan Cohn in addition to Ken Blum, Sr. as well as each of their respective spouses.

          No party shall have liability for any settlement entered into without the party's written consent, which may not be unreasonably withheld.

          Finally, it is understood that Avesis' indemnification obligations as set forth herein shall be to the maximum extent permitted by Delaware law, and that the terms of this understanding are exclusive and shall supersede any general indemnification provisions in Delaware law, Avesis' bylaws or otherwise.

          The undersigned agree that the attached memorandum represents their agreement relating to the lawsuit filed by United HealthCare, Inc. against Kenneth L. Blum, Sr. and Avesis Incorporated.

                                       AVESIS INCORPORATED

Dated:  August, 24, 1994                     By:/s/  Frank Cappadora
                --                              -----------------------
                                             Frank Cappadora, President

Dated:  August 24, 1994                      /s/  Kenneth L. Blum, Sr.
                                             --------------------------
                                             Kenneth L. Blum, Sr.

Dated:  August 24, 1994                      /s/  Kenneth L. Blum, Jr.
                                             --------------------------
                                             Kenneth L. Blum, Jr.

Dated:  August 24, 1994                      /s/ Alan S. Cohn
               --                            --------------------------
                                             Alan S. Cohn
                                       33